Exhibit 17

                               Powers of Attorney

                           ALBEMARLE INVESTMENT TRUST

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned trustees of Albemarle Investment Trust hereby appoint C. Frank Watson III, J. Hope Reese, John B. Kuhns, and Jon L. Vannice with full power of substitution, their true and lawful attorney to execute in their name, place and stead on their behalf a registration statement on Form N-1A for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments), and all instruments necessary or incidental in connection therewith and to file the same with the U. S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorney.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of November 1996.

/s/ Edwin B. Armstrong
Edwin B. Armstrong

/s/ J. Finley Lee, Jr.
J. Finley Lee, Jr.

/s/ Jon L. Vannice
Jon L. Vannice

/s/ John B. Kuhns
John B. Kuhns

/s/ J. Hope Reese
J. Hope Reese

/s/ C. Franklin Watson III
C. Frank Watson III